UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (214) 932-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2015, Texas Capital Bancshares, Inc. (“the Company”) filed a Current Report on Form 8-K stating that it had received a written notification from The Nasdaq Stock Market (“Nasdaq”) that the Company had failed to provide Nasdaq with evidence that the Company’s 6.50% Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) was held by at least 100 public holders as required by Nasdaq Listing Rule 5460(a)(4) (“the Rule”).

The Company submitted evidence to Nasdaq that the Preferred Stock has more than 100 public holders and on May 19, 2015, Nasdaq notified the Company of its determination that the Company complies with the Rule and that the matter is now closed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 19, 2015. At the Annual Meeting, the Company’s stockholders approved the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), which was unanimously adopted by the Company’s Board of Directors on March 25, 2015, subject to stockholder approval at the Annual Meeting. The effective date of the 2015 Plan is May 19, 2015. Following the approval of the 2015 Plan by the stockholders of the Company, use of the Texas Capital Bancshares, Inc. 2005 Long-Term Incentive Plan and the Texas Capital Bancshares, Inc. 2010 Long-Term Incentive Plan (collectively, the “Prior Plans”) has been terminated and no further awards will be issued pursuant to the Prior Plans.

The 2015 Plan provides for the issuance of up to 2,550,000 shares of common stock for compensation to the Company’s key employees, certain key contractors and non-employee directors, subject to increase by up to approximately 751,887 shares underlying outstanding stock-settled awards granted pursuant to the Prior Plans that may be forfeited, expire or may be canceled and available for reuse in the future pursuant to the terms of the 2015 Plan. The Human Resources Committee (the “Committee”) of the Company’s Board of Directors will determine the persons to whom awards are to be made, determine the type, size and terms of awards, interpret the 2015 Plan, establish and revise rules and regulations relating to the 2015 Plan and make any other determinations that it believes necessary for the administration of the 2015 Plan. Such awards may consist of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards or such other forms of awards payable in cash or common shares if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2015 Plan.

The 2015 Plan is attached as Exhibit 10.1. A description of the material terms and conditions of the 2015 Plan is provided under the heading “Description of the 2015 Incentive Plan” on pages 8-17 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2015, which description is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 19, 2015. The matters voted on at the Annual Meeting and the final voting results are summarized below.

Proposal One – a Company proposal to elect 13 directors:

	Number of Shares
	Voted For	Votes Withheld	Broker Nonvotes
Larry L. Helm	39,375,969	92,934	2,907,072
C. Keith Cargill	39,297,304	171,599	2,907,072
Peter B. Bartholow	35,663,831	3,805,072	2,907,072
James H. Browning	38,985,476	483,427	2,907,072
Preston M. Geren III	39,379,046	89,857	2,907,072
Frederick B. Hegi, Jr.	39,045,086	432,817	2,907,072
Charles S. Hyle	39,361,611	107,292	2,907,072
W.W. McAllister III	39,175,426	293,477	2,907,072
Elysia Holt Ragusa	39,382,536	86,367	2,907,072
Steven P. Rosenberg	39,187,460	281,443	2,907,072
Robert W. Stallings	39,298,084	170,819	2,907,072
Dale W. Tremblay	34,968,273	4,500,630	2,907,072
Ian J. Turpin	39,294,643	174,260	2,907,072

Proposal 2 – a Company proposal to approve the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Approval of the 2015 Plan	36,994,911	2,423,898	50,094	2,907,072

Proposal 3 – a Company proposal to approve, on an advisory basis, the 2014 compensation of our Named Executive Officers:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Approval of the 2014 Compensation of our Named Executive Officers	38,177,842	1,212,096	78,965	2,907,072

Proposal 4 – a Company proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015:

	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Nonvotes
Ratification of Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm	42,042,168	289,345	44,462	—

All 13 director nominees were elected, the 2015 Plan was approved, the 2014 compensation of the Company’s Named Executive Officers was approved on an advisory basis and the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified.

Item 8.01 Other Events.

Update to Description of Common Stock

The Company is filing the following in order to amend our Pre-effective Amendment No. 2 to the Registration Statement on Form 10 (No. 000-30533), filed on August 24, 2000, with respect to our common stock.

DESCRIPTION OF COMMON STOCK

The following is a brief description of our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

Under our certificate of incorporation, as amended, we have authority to issue up to 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of April 21, 2015 we had issued and outstanding 45,774,646 shares of common stock and 6,000,000 shares of our 6.50% Non-Cumulative Perpetual Preferred Stock, Series A, having an aggregate liquidation preference of $150.0 million.

Common Stock

Each holder of our common stock is entitled to one vote for each share held on all matters with respect to which the holders of our common stock are entitled to vote. Holders of our common stock are not entitled to cumulative voting in the election of directors.

In the event of dissolution or liquidation, after payment of all creditors and payment of liquidation preferences on preferred stock, the holders of our common stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them, in accordance with the Delaware General Corporation Law (“DGCL”).

The holders of shares of our common stock are entitled to such dividends as our board of directors, in its discretion, may declare out of funds legally available therefor, subject to certain limitations under the DGCL. We have not paid dividends on our common stock to date, and we do not anticipate paying dividends in the near future. However, the payment of dividends on our common stock is subject to the prior rights of the holders of any preferred stock. Payment of dividends on our common stock will be dependent upon, among other things, our earnings and financial condition, our cash flow requirements and the prevailing economic and regulatory climate.

Our common stock has no preemptive or conversion rights and is not subject to redemption.

Anti-Takeover Provisions.

Our certificate of incorporation permits the issuance of preferred stock in series by action of our board of directors. Although we have no current plans to utilize the issuance of shares of preferred stock as a deterrent to possible takeover attempts, the power to issue shares of preferred stock in series and to determine rights and preferences with respect to each such series may have a negative effect on the value of our common stock, and may have the effect of discouraging hostile attempts to acquire control of us.

Our certificate of incorporation and amended and restated bylaws contain provisions, in addition to the authority to issue preferred stock, which may have the effect of delaying or preventing a change in our controlling persons. The effect of these provisions, when coupled with existing statutory restrictions on the purchase of voting securities of a registered bank holding company, may be to delay or prevent a change in our controlling persons We are subject to Section 203 of the DGCL which, with certain exceptions, prohibits us from engaging in any business combination with any “interested stockholder” for three years after such stockholder became an interested stockholder, unless: (1) prior to such stockholder becoming an interested stockholder, our board of directors approved either the proposed business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) after the stockholder became an interested stockholder, the interested stockholder owned at least 85% of our voting stock, excluding voting stock owned by our directors and officers, or (3) the proposed business combination is approved by our board of directors and the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Under the DGCL, an “interested stockholder” is any person that (1) owns 15% or more of our outstanding voting stock or (2) is our affiliate and owned 15% or more of our outstanding voting stock at any time within the immediately preceding three years.

Our amended and restated bylaws also impose procedural requirements on stockholders who desire to (1) nominate candidates for director or (2) make any other proposal to the stockholders. The requirements include the timely delivery of notice regarding the nomination or proposal and information regarding the stockholder making the nomination or proposal and persons acting together with the stockholder regarding the nomination or proposal. In addition, if nominating a candidate for director, the stockholder must also submit information with respect to the candidate. The failure to follow the required procedures renders the nominee or proposal ineligible to be voted upon by our stockholders.

We believe that these anti-takeover provisions are prudent and reduce our vulnerability to hostile takeover attempts and other transactions that are not negotiated with or approved by our board of directors. We believe that our board of directors will be in the best position to determine our true value and negotiate effectively in the best interests of our stockholders. As a result, it is in our best interests and in the best interests of our stockholders to encourage potential acquirers to negotiate directly with our board of directors. We believe these provisions encourage such negotiations and discourage persons from proposing transactions at prices that do not reflect our true value and are not in the best interests of our stockholders.

Restrictions on Ownership.

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”) requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding Common Stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of our directors or (iii) the ability otherwise to exercise a controlling influence over our management and policies. A holder of 25% or more of our outstanding Common Stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding Common Stock.

Listing.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TCBI.”

Transfer Agent and Registrar.

The transfer agent and registrar for our common stock is Computershare, Inc.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

/s/ Julie Anderson
May 20, 2015	Julie Anderson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan